Matthew Rohrmann (Investor Contact):	(212) 940-3339;	investorrelations@axiscapital.com
Keith Trivitt (Media Contact):	(212) 715-3557;	keith.trivitt@axiscapital.com

AXIS CAPITAL REPORTS THIRD QUARTER NET INCOME OF $43 MILLION, OR $0.52 PER DILUTED COMMON SHARE; OPERATING INCOME OF $81 MILLION, OR $0.96 PER DILUTED COMMON SHARE; EX-PGAAP OPERATING INCOME OF $90 MILLION, OR $1.07 PER DILUTED COMMON SHARE

For the third quarter of 2018, the Company reports:

•	Return on average common equity of 3.9% and ex-PGAAP operating return on average common equity ("ex-PGAAP operating ROACE") of 8.0%

•	Estimated pre-tax catastrophe and weather-related losses, net of reinsurance and reinstatement premiums, of $92 million, or 7.5 points, compared to $617 million, or 61.4 points, in the prior year

•	Pre-tax cost savings of $17 million, $68 million on an annualized basis, related to transformation and integration initiatives and on track to deliver $100 million of savings by year-end 2020
Pembroke, Bermuda, October 24, 2018 - AXIS Capital Holdings Limited ("AXIS Capital" or "the Company") (NYSE: AXS) today reported net income available to common shareholders for the third quarter of 2018 of $43 million, or $0.52 per diluted common share, compared to net loss of $468 million, or $(5.61) per diluted common share, for the third quarter of 2017. Net income available to common shareholders for the nine months ended September 30, 2018 was $199 million, or $2.37 per diluted common share, compared to net loss of $378 million, or $(4.47) per diluted common share, for the same period in 2017. Operating income1 for the third quarter of 2018 was $81 million, or $0.96 per diluted common share1, compared to an operating loss of $446 million, or $(5.35) per diluted common share, for the third quarter of 2017. For the nine months ended September 30, 2018, AXIS Capital reported operating income of $310 million, or $3.69 per diluted common share, compared to operating loss of $284 million, or $(3.37) per diluted common share for the same period in 2017.
Commenting on the third quarter 2018 financial results, Albert Benchimol, President and CEO of AXIS Capital, said:
"In the third quarter we continued to see positive momentum, as our efforts to optimize our business and invest in growing our market leadership have generated real traction. Our year-to-date ex-PGAAP operating ROACE2 of 10.2%, which includes the impact of catastrophes and weather as well as higher attritional property losses, demonstrates our ongoing progress in delivering more consistent, attractive returns for shareholders.
We advanced our positioning and relevance in key markets requiring our specialist expertise and are seeing ongoing benefits from the further integration of Novae into our business. We also continued to drive forward the implementation of our transformation program, which is helping to improve our efficiency and position AXIS to be profitable under a wide range of market conditions.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

In recent weeks, our industry has been challenged by natural catastrophes in the Southeastern United States and Asia.  Our foremost thoughts are with those impacted by these storms, and our team is working closely with our clients and partners so that we can expeditiously resolve claims and help communities rebuild - this is our Company's mission."

1Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations of non-GAAP measures to the most comparable GAAP financial measures (net income (loss) available (attributable) to common shareholders and earnings per diluted common share, respectively) and a discussion of the rationale for the presentation of these items is included later in this press release.
2Ex-PGAAP operating income, ex-PGAAP operating income per diluted common share and annualized ex-PGAAP return on average common equity are non-GAAP financial measures as defined in SEC Regulation G. The reconciliation to the most comparable GAAP financial measures, (net income (loss) available (attributable) to common shareholders, earnings per diluted common share, and annualized return on average common equity, respectively) and a discussion of the rationale for the presentation of these items is included later in this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Third Quarter Highlights3

•
Gross premiums written increased by $238 million, or 20%, to $1.4 billion, with an increase of 49% in the insurance segment, primarily attributable to the acquisition of Novae Group plc ("Novae") on October 2, 2017 (the "closing date" or the "acquisition date"), partially offset by a decrease of 15% in the reinsurance segment.

•
Adjusting for the impact of the Novae acquisition, gross premiums written decreased by $92 million, or 8%, with a decrease of $2 million in the insurance segment and a decrease of $90 million, or 17% in the reinsurance segment.

•	Net premiums written increased by 10% to $920 million.

KEY RATIOS	Q3 2018	Q3 2017	Change
Current accident year loss ratio excluding catastrophe and weather-related losses	61.2%	64.8%	(3.6)
Catastrophe and weather-related losses ratio	7.5%	61.4%	(53.9)
Current accident year loss ratio	68.7%	126.2%	(57.5)
Prior year reserve development	(3.8%)	(4.7%)	0.9
Net loss and loss expense ratio	64.9%	121.5%	(56.6)
Acquisition cost ratio	20.3%	19.1%	1.2
General and administrative expense ratio	12.7%	12.3%	0.4
Combined ratio	97.9%	152.9%	(55.0)

•
Underwriting income included the recognition of premium attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $29 million of acquisition expense related to premiums earned in the quarter benefited our acquisition cost ratio by 2.4 points.

•	Net favorable prior year reserve development of $46 million (Insurance $13 million; Reinsurance $32 million), compared to $48 million.

•
Amortization of value of business acquired ("VOBA") recognized in the quarter of $39 million. This expense affected the Company’s operating income, but was not included in the results of the Company's insurance and reinsurance segments.

•
Pre-tax cost savings of $17 million, $68 million on an annualized basis, related to the Company's transformation initiative and the integration of Novae recognized in the quarter. The Company has incurred cumulative pre-tax reorganization expenses of $75 million since the third quarter 2017.

•	Adjusted for dividends, book value per diluted common share increased by $0.62, or 1%, compared to June 30, 2018 and decreased by $1.07 or 2%, over the past twelve months.

3 All comparisons are with the same period of the prior year, unless otherwise stated.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights

Insurance Segment

	Three Months Ended September 30,
($ in thousands)	2018	2017	Change
Gross premiums written	$969,364	$651,145	48.9%
Net premiums written	602,070	407,054	47.9%
Net premiums earned	614,795	420,775	46.1%
Underwriting income (loss)	(11,711)	(288,159)	(96)%

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	59.7%	63.5%	(3.8)
Catastrophe and weather-related losses ratio	10.1%	75.4%	(65.3)
Current accident year loss ratio	69.8%	138.9%	(69.1)
Prior period reserve development	(2.2%)	(1.8%)	(0.4)
Net loss and loss expense ratio	67.6%	137.1%	(69.5)
Acquisition cost ratio	18.2%	14.6%	3.6
Underwriting-related general and administrative expense ratio	16.4%	16.9%	(0.5)
Combined ratio	102.2%	168.6%	(66.4)

•
Gross premiums written increased by $318 million, or 49%, which included gross premiums written of $320 million attributable to property, marine, professional lines, and credit and political risk lines associated with the acquisition of Novae. Excluding the impact of the acquisition of Novae, gross premiums written decreased by $2 million, largely attributable to accident and health due to non-renewals and property lines following our exit from onshore energy business last year, partially offset by an increase in premiums written in professional lines and liability lines driven by new business.

•
Net premiums written increased by $195 million, or 48%. Excluding the impact of the acquisition of Novae, net premiums written decreased by 4% (4% on a constant currency basis4) primarily reflecting an increase in premiums ceded in liability and property lines.

•
The current accident year loss ratio excluding catastrophe and weather-related losses decreased by 3.8 points in the third quarter compared to the same period in 2017, primarily due to favorable changes in business mix (predominantly related to the acquisition of Novae), partially offset by an increase in attritional loss experience in property lines.

•	Pre-tax catastrophe and weather-related losses were $62 million primarily attributable to Hurricane Florence and weather events this quarter, compared to $317 million in the same period in 2017.

•	Net favorable prior year reserve development was $13 million this quarter, compared to $8 million in the same period in 2017.

•	The acquisition cost ratio increased by 3.6 points in the quarter primarily due to changes in business mix.

•
Underwriting income included the recognition of premium attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

absence of $29 million of acquisition expense related to premiums earned in the quarter benefited our acquisition cost ratio by 4.7 points.

•
The general and administrative expense ratio decreased in the quarter largely attributable to an increase in net premiums earned, partially offset by an increase in general and administrative expenses associated with the acquisition of Novae and an increase in performance-related compensation costs.

	Nine Months Ended September 30,
($ in thousands)	2018	2017	Change
Gross premiums written	$2,876,856	$1,960,608	46.7%
Net premiums written	1,748,142	1,259,999	38.7%
Net premiums earned	1,772,126	1,230,279	44.0%
Underwriting income (loss)	114,210	(279,431)	nm

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	57.3%	61.0%	(3.7)
Catastrophe and weather-related losses ratio	6.3%	30.8%	(24.5)
Current accident year loss ratio	63.6%	91.8%	(28.2)
Prior period reserve development	(3.5%)	(2.9%)	(0.6)
Net loss and loss expense ratio	60.1%	88.9%	(28.8)
Acquisition cost ratio	16.4%	14.4%	2.0
Underwriting-related general and administrative expense ratio	17.2%	19.5%	(2.3)
Combined ratio	93.7%	122.8%	(29.1)
nm - not meaningful

•
Gross premiums written increased by $916 million, or 47%, which included gross premiums written of $914 million attributable to property, marine, professional lines, and credit and political risk lines associated with the acquisition of Novae.

•
Net premiums written increased by $488 million or 39%. Excluding the impact of the acquisition of Novae, net premiums written decreased by 7% (9% on a constant currency basis) reflecting the increase in premiums ceded in property and professional lines.

•
Underwriting income increased in the nine months ended September 30, 2018 principally associated with an increase in net premiums earned, a decrease in catastrophe and weather-related losses, an increase in net favorable prior year development, a decrease in the current accident year loss ratio excluding catastrophe and weather-related losses and a decrease in general and administrative expense ratio.

•
Underwriting income included the recognition of premium attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $105 million of acquisition expense related to premiums earned in the quarter benefited our acquisition cost ratio by 5.9 points.

4Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures are provided in this release, as is a discussion of the rationale for the presentation of these items.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three Months Ended September 30,
($ in thousands)	2018	2017	Change
Gross premiums written	$454,343	$534,429	(15.0)%
Net premiums written	317,868	425,689	(25.3)%
Net premiums earned	609,280	596,356	2.2%
Underwriting income (loss)	70,737	(224,694)	nm

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	62.6%	65.8%	(3.2)
Catastrophe and weather-related losses ratio	5.0%	51.3%	(46.3)
Current accident year loss ratio	67.6%	117.1%	(49.5)
Prior period reserve development	(5.3%)	(6.6%)	1.3
Net loss and loss expense ratio	62.3%	110.5%	(48.2)
Acquisition cost ratio	22.4%	22.3%	0.1
Underwriting-related general and administrative expense ratio	4.8%	4.3%	0.5
Combined ratio	89.5%	137.1%	(47.6)
nm - not meaningful

•
Gross premiums written decreased by $80 million, or 15%, which included gross premiums written of $10 million attributable to catastrophe, marine and aviation lines associated with the acquisition of Novae. Excluding the impact of the acquisition of Novae, gross premiums written decreased by $90 million, or 17% (17% on a constant currency basis) primarily attributable to accident and health, catastrophe, and motor lines. The decrease in accident and health was largely due to premium adjustments. The decrease in catastrophe lines was attributable to the recognition of reinstatement premiums in the prior year attributable to the significant catastrophe losses. The decrease in motor was driven by timing differences.

•
Net premiums written decreased by $108 million, or 25%. Excluding the impact of the acquisition of Novae, net premiums written decreased by 27% (26% on a constant currency basis) reflecting the decrease in gross premiums written in the quarter, together with an increase in premiums ceded in accident and health, and liability lines, partially offset by agriculture lines.

•
The current accident year loss ratio excluding catastrophe and weather-related losses decreased in the third quarter primarily due to favorable changes in business mix together with the favorable impact of rate and trend.

•
Pre-tax catastrophe and weather-related losses were $30 million primarily attributable to Hurricane Florence, Typhoon Jebi and U.S. weather-related events this quarter, compared to $299 million reported during the same period in 2017.

•	Net favorable prior year reserve development was $32 million this quarter compared to $40 million in the third quarter of 2017.

•
The general and administrative expense ratio increased in the quarter largely attributable to higher performance related compensation costs and general and administrative expenses associated with the acquisition of Novae, partially offset by benefits related to arrangements with strategic capital partners.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Nine Months Ended September 30,
($ in thousands)	2018	2017	Change
Gross premiums written	$2,860,471	$2,499,164	14.5%
Net premiums written	2,158,122	2,037,719	5.9%
Net premiums earned	1,804,900	1,706,986	5.7%
Underwriting income (loss)	204,280	(160,025)	nm

Underwriting ratios:
Current accident year loss ratio excluding catastrophe and weather-related losses	63.5%	66.3%	(2.8)
Catastrophe and weather-related losses ratio	2.8%	19.4%	(16.6)
Current accident year loss ratio	66.3%	85.7%	(19.4)
Prior period reserve development	(5.5%)	(6.4%)	0.9
Net loss and loss expense ratio	60.8%	79.3%	(18.5)
Acquisition cost ratio	23.2%	24.2%	(1.0)
Underwriting-related general and administrative expense ratio	5.5%	5.6%	(0.1)
Combined ratio	89.5%	109.1%	(19.6)
nm - not meaningful

•
Gross premiums written increased by $361 million, or 14%, which included gross premiums written of $93 million attributable to catastrophe, marine and aviation lines associated with the acquisition of Novae. In addition, gross premiums written increased by $268 million, or 11% (7% on a constant currency basis), attributable to credit and surety, motor, accident and health, and professional lines, partially offset by a decrease in marine lines. The increase in credit and surety lines was largely due to timing differences, together with the favorable impact of foreign exchange rate movements, favorable premiums adjustments and new business. The increase in motor was attributable to timing differences, rate increases particularly in U.K. motor business following the reduction in the Ogden Rate during the first quarter of 2017, together with new business. The increase in accident and health, and professional lines was driven by new business. These increases were partially offset by a decrease in marine lines due to the non-renewal of a large treaty.

•
Net premiums written increased by $120 million, or 6%. Excluding the impact of the acquisition of Novae, net premiums written increased by 3% (decrease of 1% on a constant currency basis) reflecting the increase in gross premiums written, partially offset by an increase in premiums ceded in accident and health, catastrophe, credit and surety, and liability lines.

•
Underwriting income increased in the nine months ended September 30, 2018 principally associated with an increase in net premiums earned, a decrease in catastrophe and weather-related losses, a decrease in the current accident year loss ratio excluding catastrophe and weather-related losses, and a decrease in the acquisition cost ratio.

•
Underwriting income included the recognition of premium attributable to Novae's balance sheet at October 2, 2017, without the recognition of the associated acquisition costs, which were written off at the closing date. The absence of $4 million of acquisition expense related to premiums earned in the period benefited our acquisition cost ratio by 0.3 points.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

Net investment income of $114 million for the quarter was comparable to $95 million in third quarter of 2017, and $110 million in second quarter of 2018. Net realized and unrealized investment losses recognized in net income for the quarter were $18 million, compared to net realized investment gains of $15 million in the third quarter of 2017, and net realized and unrealized investment losses of $45 million in the second quarter of 2018.

Pre-tax total return on cash and investments5 was 0.6% including foreign exchange movements (0.7% excluding foreign exchange movements6). The prior year period pre-tax total return was 1.1% including foreign exchange movements (0.9% excluding foreign exchange movements). The Company's fixed income portfolio book yield at September 30, 2018 was 2.9%, while the market yield was 3.5%.

Capitalization / Shareholders’ Equity

Total capital7 at September 30, 2018 was $6.6 billion, including $1.4 billion of senior notes and notes payable and $775 million of preferred equity, compared to $6.7 billion at December 31, 2017. The decrease in total capital is attributable to an increase in net unrealized investment losses reported in other comprehensive income, following a decrease in the market value of our fixed income portfolio, and common share dividends declared. These decreases were partially offset by the net income generated in the nine months ended September 30, 2018.

Diluted Book Value per Common Share, calculated on a treasury stock basis, increased by $0.23 in the current quarter and decreased by $2.63 over the past twelve months, to $52.70. The increase in the quarter was primarily driven by net income generated in the quarter. The decrease over the past twelve months was driven by net unrealized investment losses reported in other comprehensive income and common share dividends declared, partially offset by net income generated during the period

During the third quarter of 2018, the Company declared dividends of $0.39 per common share, with total dividends declared of $1.56 per common share over the past twelve months. Adjusted for dividends declared, the diluted book value per common share increased by $0.62, or 1%, compared to June 30, 2018 and decreased by $1.07 or 2%, over the past twelve months.

5 Pre-tax total return on cash and investments includes net investment income (loss), net investment gains (losses), interest in income (loss) of equity method investments and change in unrealized investment gains (losses) generated by average cash and investment balances. Total cash and invested assets represents the total cash, fixed maturity securities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).
6 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange gains (losses) of $(10)m and $22m for the three months ended September 30, 2018 and 2017, respectively.
7 Total capital represents the sum of total shareholders' equity, senior notes and notes payable.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, October 25, 2018 at 9:30 a.m. (Eastern) to discuss the third quarter financial results and related matters. The teleconference can be accessed by dialing (888) 317-6003 (U.S. callers) or (412) 317-6061 (international callers) approximately ten minutes in advance of the call and entering the passcode 7478137. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing (877) 344-7529 (U.S. callers) or (412) 317-0088 (international callers) and entering the passcode 10125053. The webcast will be archived in the Investor Information section of our website.

In addition, a financial supplement relating to our financial results for the quarter ended September 30, 2018 is available in the Investor Information section of the Company's website.

About AXIS Capital
AXIS Capital is a global provider of specialty lines insurance and treaty reinsurance with shareholders' equity at September 30, 2018 of $5.3 billion and locations in Bermuda, the United States, Europe, Singapore, Middle East, Canada, and Latin America. Its operating subsidiaries have been assigned a rating of "A+" ("Strong") by Standard & Poor's and "A+" ("Superior") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate Twitter (@AXIS_Capital) and LinkedIn (AXIS Capital) accounts as channels of distribution of Company information.  The information we post through these channels may be deemed material.  Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts.  In addition, you may automatically receive e-mail alerts and other information about AXIS when you enroll your e-mail address by visiting the “E-mail Alerts” in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not, however, a part of this press release.

Please be sure to follow AXIS Capital on LinkedIn.

LinkedIn: http://bit.ly/2kRYbZ5

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2018 (UNAUDITED) AND DECEMBER 31, 2017

	2018	2017

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$11,767,697	$12,622,006
Equity securities, at fair value	433,311	635,511
Mortgage loans, held for investment, at amortized cost and fair value	333,018	325,062
Other investments, at fair value	833,563	1,009,373
Equity method investments	112,155	108,597
Short-term investments, at amortized cost and fair value	156,090	83,661
Total investments	13,635,834	14,784,210
Cash and cash equivalents	1,053,604	948,626
Restricted cash and cash equivalents	698,798	415,160
Accrued interest receivable	76,000	81,223
Insurance and reinsurance premium balances receivable	3,463,360	3,012,419
Reinsurance recoverable on unpaid and paid losses	3,439,080	3,338,840
Deferred acquisition costs	682,785	474,061
Prepaid reinsurance premiums	1,114,039	809,274
Receivable for investments sold	2,140	11,621
Goodwill	102,003	102,003
Intangible assets	247,927	257,987
Value of business acquired	58,511	206,838
Other assets	268,945	317,915
Total assets	$24,843,026	$24,760,177

Liabilities
Reserve for losses and loss expenses	$12,025,947	$12,997,553
Unearned premiums	4,242,108	3,641,399
Insurance and reinsurance balances payable	1,301,580	899,064
Senior notes and notes payable	1,377,582	1,376,529
Payable for investments purchased	220,183	100,589
Other liabilities	403,354	403,779
Total liabilities	19,570,754	19,418,913

Shareholders' equity
Preferred shares	775,000	775,000
Common shares	2,206	2,206
Additional paid-in capital	2,304,107	2,299,166
Accumulated other comprehensive income (loss)	(162,312)	92,382
Retained earnings	6,145,482	5,979,666
Treasury shares, at cost	(3,792,211)	(3,807,156)
Total shareholders' equity	5,272,272	5,341,264

Total liabilities and shareholders' equity	$24,843,026	$24,760,177

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

	Three months ended		Nine months ended
	2018	2017	2018	2017

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,224,075	$1,017,131	$3,577,026	$2,937,265
Net investment income	114,421	95,169	325,380	299,899
Net investment gains (losses)	(17,628)	14,632	(77,551)	(14,811)
Other insurance related income (losses)	8,475	(3,197)	18,811	(4,420)
Bargain purchase gain	—	—	—	15,044
Total revenues	1,329,343	1,123,735	3,843,666	3,232,977

Expenses
Net losses and loss expenses	794,959	1,235,367	2,162,945	2,447,640
Acquisition costs	248,314	194,724	709,527	588,879
General and administrative expenses	154,894	124,629	489,944	433,704
Foreign exchange losses	8,305	32,510	2,066	90,093
Interest expense and financing costs	16,897	12,835	50,758	38,377
Transaction and reorganization expenses	16,300	5,970	48,125	5,970
Amortization of value of business acquired	39,018	—	149,535	—
Amortization of intangible assets	1,753	—	8,564	—
Total expenses	1,280,440	1,606,035	3,621,464	3,604,663

Income (loss) before income taxes and interest in income (loss) of equity method investments	48,903	(482,300)	222,202	(371,686)
Income tax benefit	3,525	25,877	3,565	38,547
Interest in income (loss) of equity method investments	1,667	(661)	5,045	(8,402)
Net income (loss)	54,095	(457,084)	230,812	(341,541)
Preferred share dividends	10,656	10,656	31,969	36,154
Net income (loss) available (attributable) to common shareholders	$43,439	$(467,740)	$198,843	$(377,695)

Per share data
Net income (loss) per common share:
Basic net income (loss)	$0.52	$(5.61)	$2.38	$(4.47)
Diluted net income (loss)	$0.52	$(5.61)	$2.37	$(4.47)
Weighted average number of common shares outstanding - basic	83,558	83,305	83,474	84,479
Weighted average number of common shares outstanding - diluted	84,107	83,305	83,939	84,479
Cash dividends declared per common share	$0.39	$0.38	$1.17	$1.14

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

	2018			2017
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$969,364	$454,343	$1,423,707	$651,145	$534,429	$1,185,574
Net premiums written	602,070	317,868	919,938	407,054	425,689	832,743
Net premiums earned	614,795	609,280	1,224,075	420,775	596,356	1,017,131
Other insurance related income (losses)	1,526	6,949	8,475	302	(3,499)	(3,197)
Net losses and loss expenses	(415,488)	(379,471)	(794,959)	(576,688)	(658,679)	(1,235,367)
Acquisition costs	(111,888)	(136,426)	(248,314)	(61,541)	(133,183)	(194,724)
Underwriting-related general and
administrative expenses(8)	(100,656)	(29,595)	(130,251)	(71,007)	(25,689)	(96,696)
Underwriting income (loss) (9)	$(11,711)	$70,737	59,026	$(288,159)	$(224,694)	(512,853)

Corporate expenses(8)			(24,643)			(27,933)
Net investment income			114,421			95,169
Net investment gains (losses)			(17,628)			14,632
Foreign exchange losses			(8,305)			(32,510)
Interest expense and financing costs			(16,897)			(12,835)
Transaction and reorganization expenses			(16,300)			(5,970)
Amortization of value of business acquired			(39,018)			—
Amortization of intangible assets			(1,753)			—
Income (loss) before income taxes and interest in income (loss) of equity method investments			$48,903			$(482,300)

Net loss and loss expense ratio	67.6%	62.3%	64.9%	137.1%	110.5%	121.5%
Acquisition cost ratio	18.2%	22.4%	20.3%	14.6%	22.3%	19.1%
General and administrative
expense ratio	16.4%	4.8%	12.7%	16.9%	4.3%	12.3%
Combined ratio	102.2%	89.5%	97.9%	168.6%	137.1%	152.9%

8Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $25 million and $28 million for the three months ended September 30, 2018 and 2017, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
9Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP measure, is presented above.

During the three months ended March 31, 2018, the Company realigned its accident and health business by integrating this business and its operations into the Company's insurance and reinsurance segments. Financial results relating to this business were previously included in the results of the insurance segment. As a result of the realignment, accident and health results are included in the results of both the insurance and reinsurance segments, with effect from January 1, 2018. The results are inclusive of underwriting-related general and administrative expenses attributable to accident and health business. In addition, to facilitate comparison of information across periods, certain reclassifications have been made to prior year amounts to conform to the current year's presentation. These reclassifications did not impact results of operations, financial condition or liquidity.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

	2018			2017
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$2,876,856	$2,860,471	$5,737,327	$1,960,608	$2,499,164	$4,459,772
Net premiums written	1,748,142	2,158,122	3,906,264	1,259,999	2,037,719	3,297,718
Net premiums earned	1,772,126	1,804,900	3,577,026	1,230,279	1,706,986	2,937,265
Other insurance related income (losses)	3,359	15,452	18,811	853	(5,273)	(4,420)
Net losses and loss expenses	(1,065,799)	(1,097,146)	(2,162,945)	(1,093,237)	(1,354,403)	(2,447,640)
Acquisition costs	(290,082)	(419,445)	(709,527)	(177,937)	(410,942)	(588,879)
Underwriting-related general and
administrative expenses(10)	(305,394)	(99,481)	(404,875)	(239,389)	(96,393)	(335,782)
Underwriting income (loss)(11)	$114,210	$204,280	318,490	$(279,431)	$(160,025)	(439,456)

Corporate expenses(10)			(85,069)			(97,922)
Net investment income			325,380			299,899
Net investment losses			(77,551)			(14,811)
Foreign exchange losses			(2,066)			(90,093)
Interest expense and financing costs			(50,758)			(38,377)
Bargain purchase gain			—			15,044
Transaction and reorganization expenses			(48,125)			(5,970)
Amortization of value of business acquired			(149,535)			—
Amortization of intangible assets			(8,564)			—
Income (loss) before income taxes and interest in income (loss) of equity method investments			$222,202			$(371,686)

Net loss and loss expense ratio	60.1%	60.8%	60.5%	88.9%	79.3%	83.3%
Acquisition cost ratio	16.4%	23.2%	19.8%	14.4%	24.2%	20.0%
General and administrative
expense ratio	17.2%	5.5%	13.7%	19.5%	5.6%	14.8%
Combined ratio	93.7%	89.5%	94.0%	122.8%	109.1%	118.1%
10Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $85 million and $98 million for the nine months ended September 30, 2018 and 2017, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
11Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

	Three months ended		Nine months ended
	2018	2017	2018	2017

	(in thousands, except per share amounts)

Net income (loss) available (attributable) to common shareholders	$43,439	$(467,740)	$198,843	$(377,695)
Net investment losses (gains), net of tax(12)	17,005	(11,975)	73,540	16,703
Foreign exchange losses (gains), net of tax(13)	6,435	28,071	(3,358)	85,851
Transaction and reorganization expenses, net of tax(14)	13,911	5,749	40,709	5,749
Bargain purchase gain(15)	—	—	—	(15,044)
Operating income (loss)	$80,790	$(445,895)	$309,734	$(284,436)

Earnings (loss) per diluted common share	$0.52	$(5.61)	$2.37	$(4.47)
Net investment losses (gains), net of tax	0.21	$(0.15)	0.89	0.20
Foreign exchange losses (gains), net of tax	0.08	0.34	(0.04)	1.01
Transaction and reorganization expenses, net of tax	0.17	0.07	0.49	0.07
Bargain purchase gain	—	—	—	(0.18)
Operating income (loss) per diluted common share	$0.96	$(5.35)	$3.69	$(3.37)

Weighted average diluted common shares outstanding	84,107	83,305	83,939	84,479

Average common shareholders' equity	4,487,639	4,898,698	4,531,768	4,912,998

Annualized return on average common equity	3.9%	nm	5.9%	(10.3)%

Annualized operating return on average common equity(16)	7.2%	nm	9.1%	(7.7)%

nm - not meaningful

12Tax cost (benefit) of ($623) and $2,657 for the three months ended September 30, 2018 and 2017, respectively, and $(4,011) and $1,892 for the nine months ended September 30, 2018 and 2017, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.
13Tax cost (benefit) of ($1,870) and ($4,439) for the three months ended September 30, 2018 and 2017, respectively, and $(5,424) and $(4,242) for the nine months ended September 30, 2018 and 2017, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.
14Tax cost (benefit) of $(2,389) and $(221) for the three months ended September 30, 2018 and 2017, respectively, and $(7,416) and $(221) for the nine months ended September 30, 2018 and 2017, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
15Tax impact is nil.
16Annualized operating return on average common equity is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to the most comparable GAAP financial measure annualized return on average common equity is provided in the table above, and a discussion of the rationale for the presentation of these items is included later in this release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
EX-PGAAP OPERATING INCOME AND EX-PGAAP OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

	Three months ended		Nine months ended
	2018	2017	2018	2017

	(in thousands, except per share amounts)

Net income (loss) available (attributable) to common shareholders	$43,439	$(467,740)	$198,843	$(377,695)
Net investment losses (gains), net of tax(12)	17,005	(11,975)	73,540	16,703
Foreign exchange losses (gains), net of tax(13)	6,435	28,071	(3,358)	85,851
Transaction and reorganization expenses, net of tax(14)	13,911	5,749	40,709	5,749
Bargain purchase gain(15)	—	—	—	(15,044)
Operating income (loss)	$80,790	$(445,895)	$309,734	$(284,436)
Amortization of VOBA and intangible assets, net of tax(17)	32,938	—	127,075	—
Amortization of acquisition costs, net of tax(18)	(23,769)	—	(88,642)	—
Ex-PGAAP operating income (loss) (2)	$89,959	$(445,895)	$348,167	$(284,436)

Earnings (loss) per diluted common share	$0.52	$(5.61)	$2.37	$(4.47)
Net investment losses (gains), net of tax	0.21	(0.15)	0.89	0.20
Foreign exchange losses (gains), net of tax	0.08	0.34	(0.04)	1.01
Transaction and reorganization expenses, net of tax	0.17	0.07	0.49	0.07
Bargain purchase gain	—	—	—	(0.18)
Operating income (loss) per diluted common share	$0.96	$(5.35)	$3.69	$(3.37)
Amortization of VOBA and intangible assets, net of tax(17)	0.39	—	1.52	—
Amortization of acquisition cost, net of tax(18)	(0.28)	—	(1.06)	—
Ex-PGAAP operating income (loss) per diluted common share(2)	$1.07	$(5.35)	$4.15	$(3.37)

Weighted average diluted common shares outstanding	84,107	83,305	83,939	84,479

Average common shareholders' equity	4,487,639	4,898,698	4,531,768	4,912,998

Annualized return on average common equity	3.9%	nm	5.9%	(10.3)%

Annualized operating return on average common equity(16)	7.2%	nm	9.1%	(7.7)%

Annualized ex-PGAAP operating return on average common equity(2)	8.0%	nm	10.2%	nm

nm - not meaningful

17Tax cost (benefit) of $(7,726) and $(29,808) for the three and nine months ended September 30, 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
18Tax cost (benefit) of $5,575 and $20,793 for the three and nine months ended September 30, 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements contained in this release include our expectations regarding market conditions and information regarding our estimates of losses related to natural disasters on our results of operations. These statements involve risks, uncertainties and assumptions. Actual events or results may differ materially from our expectations. Important factors that could cause actual events or results to be materially different from our expectations include (1) the cyclical nature of the re(insurance) business leading to periods with excess underwriting capacity and unfavorable premium rates, (2) the occurrence and magnitude of natural and man-made disasters, (3) losses from war, terrorism and political unrest or other unanticipated losses, (4) actual claims exceeding our loss reserves, (5) general economic, capital and credit market conditions, (6) the failure of any of the loss limitation methods we employ, (7) the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions, (8) our inability to purchase reinsurance or collect amounts due to us, (9) the breach by third parties in our program business of their obligations to us, (10) difficulties with technology and/or data security, (11) the failure of our policyholders and intermediaries to pay premiums, (12) the failure of our cedants to adequately evaluate risks, (13) inability to obtain additional capital on favorable terms, or at all, (14) the loss of one or more key executives, (15) a decline in our ratings with rating agencies, (16) the loss of business provided to us by our major brokers and credit risk due to our reliance on brokers, (17) changes in accounting policies or practices, (18) the use of industry catastrophe models and changes to these models, (19) changes in governmental regulations and potential government intervention in our industry, (20) failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices, (21) increased competition, (22) changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union, (23) fluctuations in interest rates, credit spreads, equity prices and/or currency values, (24) the failure to successfully integrate acquired businesses or realize the expected synergies resulting from such acquisitions, (25) the failure to realize the expected benefits or synergies relating to the Company's transformation program (26) changes in tax laws, and (27) the other factors set forth in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Non-GAAP Financial Measures

We present our results of operations in a way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis, ex-PGAAP operating income (loss) (in total and on a per share basis) and ex-PGAAP operating ROACE which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While this measure is presented in the Segment Information note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the Consolidated Segmental Data section of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. While this measure is presented in the Segment Information note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our Consolidated Statement of Operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio. As a result, we believe that foreign exchange losses (gains) are not a meaningful contributor to our underwriting performance, therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our senior notes and notes payable. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and, therefore, consolidated underwriting income (loss).

Bargain purchase gain, recognized upon the acquisition of Aviabel, reflects the excess of the fair value of the net identifiable assets acquired over the fair value of consideration transferred and is not indicative of future revenues of the company, therefore, this revenue is excluded from consolidated underwriting income (loss).

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including VOBA arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented in the Consolidated Segmental Data section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), transaction and reorganization expenses and bargain purchase gain.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our Consolidated Statements of Operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange losses (gains) on our available-for-sale investments in other comprehensive income (loss) and foreign exchange losses (gains) realized upon the sale of these investments in net investment gains (losses). These unrealized and realized foreign exchange losses (gains) generally offset a large portion of the foreign exchange losses (gains) reported separately in net income (loss) available (attributable) to common shareholders, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, the foreign exchange losses (gains) in our Consolidated Statement of Operations in isolation are not a fair representation of the performance of our business.

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Bargain purchase gain, recognized upon the acquisition of Aviabel, reflects the excess of the fair value of the net identifiable assets acquired over the fair value of consideration transferred and is not indicative of future revenues of the company, therefore, this revenue is excluded from operating income (loss).

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), transaction and reorganization expenses and bargain purchase gain to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), transaction and reorganization expenses and bargain purchase gain reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the Non-GAAP Financial Measures Reconciliation section of this press release.

We also present operating income (loss) per diluted common share and operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, diluted earnings per common share and annualized return on average common equity ("ROACE"), respectively, in the Non-GAAP Financial Measures Reconciliation of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the Insurance Segment and Reinsurance Segment sections of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Ex-PGAAP Operating Income (Loss)
Ex-PGAAP operating income (loss) represents operating income (loss) exclusive of amortization of VOBA and intangible assets, net of tax and amortization of acquisition costs, net of tax both associated with Novae's balance sheet at October 2, 2017 (the "closing date" or the "acquisition date"). We also present ex-PGAAP operating income per diluted common share and annualized ex- PGAAP operating ROACE in this press release, which are derived from the ex-PGAAP operating income (loss) measure. The reconciliation of ex-PGAAP operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is provided in the Non-GAAP Financial Measures Reconciliation section in this release.

The reconciliation of ex-PGAAP operating income per diluted common share and ex-PGAAP operating ROACE to the most comparable GAAP financial measures, diluted earnings per common share and annualized ROACE, respectively, are also provided in the Non-GAAP Financial Measures Reconciliation section of this press release.

We believe the presentation of ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and ex-PGAAP operating ROACE enables investors and other users of our financial information to better analyze the performance of our business.

Acquisition of Novae

On October 2, 2017, AXIS Capital acquired Novae. The Company identified VOBA which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction. In addition, the allocation of the acquisition price to the assets acquired and liabilities assumed of Novae based on estimated fair values at the acquisition date, resulted in the write-off of the deferred acquisition cost asset on Novae's balance sheet at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, underwriting income (loss) in the three and nine months ended September 30, 2018 included the recognition of premium attributable to Novae's balance sheet at the acquisition date without the recognition of the associated acquisition costs.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com